UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2018

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

395 W. Passaic Street

Rochelle Park, New Jersey      07662

(Address of principal executive offices)   (Zip code)

(201) 363-4900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 15, 2018, the Company’s Board of Directors elected Karen Gould to the Board of Directors as a Class I director, to serve until the Company’s 2019 Annual Meeting of Shareholders or until her successor is elected and qualified.  Ms. Gould was elected after the Company expanded the size of the Board of Directors to eight members.  The Company’s Board of Directors also determined that Ms. Gould is an independent director within the meaning of Nasdaq rules and appointed her to its Audit Committee.  Ms. Gould, age 53, presently serves as Executive Vice President and Chief Financial Officer of The Turner Corporation in New York.  She also presently serves on the Board of Directors and as Audit Committee Chair of Clark Builders, a subsidiary of Turner Construction operating in Canada. Previously, Ms. Gould held various senior executive positions in the telecommunications industry, including at Bell Canada, AT&T, Centerpost Corporation, and Ameritech Corporation, and was also a founding principal of several start-ups.

As a non-employee director of the Company, Ms. Gould will receive an annual cash retainer of $40,000 for service on the Board of Directors and an additional annual cash retainer of $5,000 for service on the Audit Committee. As part of director compensation, each non-employee director is also entitled to receive an annual equity grant equal to a value of $80,000 (based on the closing price of the Company’s common stock on the date of grant) in the form of time-based restricted stock units, which vest on January 1 of the following year. In connection with her appointment, Ms. Gould’s annual cash retainers and equity award will be pro-rated for her time of service for the current year. In connection with her service as a director of the Company, Ms. Gould has also entered into an Indemnification Agreement with the Company substantially identical to the Indemnification Agreement entered into with the Company’s other directors and executive officers described in the Company’s proxy statement for the 2018 Annual Meeting of Shareholders.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Ms. Gould and any of the Company’s executive officers and any director, executive officer or person nominated to become a director or executive officer. Ms. Gould was not selected pursuant to any arrangement or understanding between her and any person other than the Company. In addition, Ms. Gould did not have a direct or indirect material interest in any transaction that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01.Exhibits.

(d) Exhibits.

99	Press Release of the Company dated June 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By	/s/ Christian Le Brun
Name:	Christian Le Brun
Title:	Executive Vice President, General Counsel and Secretary

Date: June 20, 2018

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